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                                    FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 9, 1999



COMMISSION          REGISTRANT; STATE OF INCORPORATION;         IRS EMPLOYER
FILE NUMBER            ADDRESS; AND TELEPHONE NUMBER          IDENTIFICATION NO
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1-9513                       CMS ENERGY CORPORATION              38-2726431
                            (A MICHIGAN CORPORATION)
                        FAIRLANE PLAZA SOUTH, SUITE 1100
                              330 TOWN CENTER DRIVE
                            DEARBORN, MICHIGAN 48126
                                (313) 436-9261


1-5611                       CONSUMERS ENERGY COMPANY            38-0442310
                            (A MICHIGAN CORPORATION)
                            212 WEST MICHIGAN AVENUE
                                JACKSON, MICHIGAN
                                 (517) 788-1030



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ITEM 5.  OTHER EVENTS.

        CMS Energy Corporation today announced that it will exchange up to 6,166,146 shares of CMS Energy Corporation Common Stock, par value $.01 per share ("CMS Energy Common Stock"), for all issued and outstanding shares of its CMS Energy Class G Common Stock, no par value per share ("Class G Common Stock"), in accordance with its Restated Articles of Incorporation. CMS Energy Corporation will exchange .7041 shares of CMS Energy Common Stock for each share of Class G Common Stock. This represents the fair market value of CMS Energy Common Stock equal to 115% of the fair market value of one share of Class G Common Stock. Fair market value of both CMS Energy Common Stock and Class G Common Stock means the average daily closing price of the stocks for the 20 consecutive business days (July 28, 1999 through August 24, 1999) beginning 30 days prior to September 9, 1999.

        The date of the exchange will be determined after either a registration statement covering the shares of CMS Energy Common Stock to be exchanged has been declared effective by the Securities and Exchange Commission ("SEC") or CMS Energy Corporation has confirmed the availability of an exemption from such registration.




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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CMS ENERGY CORPORATION



Dated:     September 9, 1999                    By: /s/ A.M. Wright
                                                   ---------------------------
                                                    Alan M. Wright
                                                    Senior Vice President and
                                                    Chief Financial Officer




                                         CONSUMERS ENERGY COMPANY



Dated:     September 9, 1999                    By: /s/ A.M. Wright
                                                   ---------------------------
                                                    Alan M. Wright
                                                    Senior Vice President and
                                                    Chief Financial Officer